EXHIBIT 99.1

CYCLECHEX, KELLEY BLUE BOOK TEAM UP TO OFFER
MOTORCYCLE HISTORY REPORTS ON KBB.COM

Consumers Gain Access to Pertinent Pre-Owned Vehicle Data to Help Make Informed Purchase Decision

New York, New York, February 22, 2012 – Specialty Reports, Inc., a subsidiary of Sparta Commercial Services, Inc. (OTCBB:  SRCO), today announces that Cyclechex, its internet provider of Motorcycle History Reports, has a newly formed relationship with Kelley Blue Book, the leading provider of new car and used car information, to offer Motorcycle History Reports on Kelley Blue Book’s top-rated website www.kbb.com.  Consumers contemplating the purchase of a pre-owned motorcycle now have the opportunity to view its history, dating back to model-year 1981.

The Cyclechex report can include historical title information such as the last recorded odometer reading, any disclosed damage, the number of previous owners, salvage, rebuilt, or stolen titles, vehicle identification number (VIN) decoding, vehicle specifications and the manufacturer’s recall history.

“Working with Cyclechex, Kelley Blue Book offers its motorcycle shoppers access to the information they need to make an informed purchase decision,” said Damon Bennett, vice president of business development and partnerships for Kelley Blue Book.  “These reports generate data from a variety of governmental sources, consolidate the information, and deliver to the consumer comprehensive information that provides a level of confidence.”

Cyclechex Motorcycle History Reports can be purchased through the Kelley Blue Book website (www.kbb.com) for $24.95 each, or three for $49.95.

 “Our Cyclechex Motorcycle History Report has already proven to be among the most valuable sources of vital information for people who are considering the purchase of a used motorcycle,” said Anthony Havens, CEO of Specialty Reports, Inc.  “With our exciting new relationship with Kelley Blue Book, and the trust they enjoy in the marketplace, we’re anticipating another major milestone for Cyclechex and its ability to reach a broader consumer market for our product.”

For more information on this new offering, visit www.cyclechex.com or www.kbb.com.

About Sparta Commercial Services, Inc.

Sparta Commercial Services, Inc. is a New York-based technology company that has roots in the powersports industry where it focused primarily on providing consumer and municipal financing to powersports, recreation, and auto industries.    Through its subsidiary, Specialty Reports, Inc. the Company offers a range of online tools and products that include a Mobile App product for Powersports, Recreational Vehicle, Watercraft, and Auto dealers, that allows them to build and manage their own custom dealer application that will be available on multiple platforms such as iPhone, iPod Touch, iPad, Android Mobile, Android Tablet and Kindle Fire, giving consumers access to the dealerships’ inventory, sales and service departments, hours, locations, special events and more (www.specialtymobileapps.com); Cyclechex, providing Motorcycle History Reports (www.cyclechex.com); RV Checks providing Recreational Vehicle History Reports (www.rvchecks.com); and CarVINreport, providing History Reports for automobiles and light trucks (www.carvinreport.com).   All of the vehicle history reports cited above are designed for consumers and retail dealers as well as for auction houses, insurance companies and banks/finance companies. Sparta also offers consumer financing products through a nationwide network of powersports dealers, and an ever-growing Municipal Leasing Program for local and/or state agencies throughout the country seeking a better and more economical way to finance their essential equipment needs, from police motorcycles and cruisers, to EMS equipment and busses, to virtually any type of equipment required. Sparta is an innovative and diversified Company dedicated to identifying the needs and interests of its targeted markets, and developing products and services specifically designed to meet those needs and interests now, and well into the future.

Contact:

Sandra L. Ahman
Corporate Secretary
Sparta Commercial Services, Inc.
(212) 239-2666

 This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are valid only as of today and we disclaim any obligation to update this information. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to potential future losses, obtaining, satisfying terms of, and amount of credit lines, competition, financing and commercial agreements and strategic alliances, seasonality, potential fluctuations in operating results and rate of growth, management of potential growth, system interruption, consumer and industry trends, limited operating history, and government regulation. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. Further information regarding these and other risks is described from time to time in the Company's filings with the SEC, which are available on its website at: http://www.sec.gov